EXHIBIT 99.1

JOINT FILING AGREEMENT

September 30, 2020

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Date: September 30, 2020	SCW Capital Management, LP

	By:	Trinity Investment Group, LLC,
its general partner

	By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Co-Managing Member

SCW Capital, LP

	By:	Trinity Investment Group, LLC,
its general partner

	By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Co-Managing Member

SCW Capital QP, LP

	By:	Trinity Investment Group, LLC,
its general partner

	By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Co-Managing Member

Trinity Investment Group, LLC

	By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Co-Managing Member

ROBERT CATHEY

/s/ Robert Cathey